UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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IOMAI CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IOMAI CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Our 2006 Annual Meeting of Stockholders will be held at the Company’s offices located at 20 Firstfield Road, Suite 250, Gaithersburg, Maryland at 10:00 a.m. May 16, 2006 for the following purposes:

1. To elect M. James Barrett and Stanley C. Erck as directors to hold office for terms of three years and until their respective successors are elected and qualified.

2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on April 3, 2006 will be entitled to vote at the meeting or any adjournment. A list of these stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at our principal executive offices at 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878.

By order of the board of directors,

Russell P. Wilson,
Secretary

Proxy Material Mailing Date: April 13, 2006

It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.

IOMAI CORPORATION
20 Firstfield Road, Suite 250
Gaithersburg, Maryland 20878
Telephone: (301) 556-4500

Proxy Statement

Our board of directors is soliciting your proxy for use at our 2006 Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 16, 2006 and at any adjournments of the meeting. This proxy statement and accompanying proxy are first being sent or given to stockholders on or about April 13, 2006.

The principal business expected to be transacted at the meeting, as more fully described in this proxy statement, will be the election of two directors.

The authority granted by an executed proxy may be revoked at any time before its exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting.

We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by our officers and employees in person or by telephone.

Only stockholders of record at the close of business on April 3, 2006 will be entitled to vote at the meeting. On that date, we had outstanding 16,908,231 shares of common stock, $0.01 par value, each of which is entitled to one vote. The presence at the meeting, in person or by proxy, of a majority in interest of the voting capital stock issued and outstanding and entitled to vote at the meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. Broker non-votes are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals.

ELECTION OF DIRECTORS

We currently have six directors. Our board of directors is divided into three staggered classes of directors of the same or nearly the same number and each of our directors is assigned to one of the three classes. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors expires upon election and qualification of successor directors at the annual meeting of stockholders to be held during the years 2006 for the Class I directors, 2007 for the Class II directors and 2008 for the Class III directors. James Barrett and Stanley Erck are the Class I directors, Jeff Himawan and Gordon Douglas are the Class II directors and Richard Douglas and James Young are the Class III directors. From January 1, 2005 to the date of his resignation on September 13, 2005, Jesse I. Treu was a director of the Company.

Two directors have been nominated for re-election to a term of office expiring in 2009: James Barrett and Stanley Erck. Unless the enclosed proxy withholds authority to vote for these directors or is a broker non-vote, the shares represented by such proxy will be voted for the election of James Barrett and Stanley Erck. If either of these nominees is unable to serve, which is not expected, the shares represented by the enclosed proxy will be voted for such other candidate as may be nominated by the board of directors.

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on the election of directors at the meeting.

Below please find information about the nominees for director and each other person whose term of office as a director will continue after the meeting.

Nominees for Election as Directors

Name and Age	Business Experience and Other Directorships

M. James Barrett, Ph.D. Age: 63	Dr. Barrett has served as a Director since December 2002 and as Chairman of the Board since January 2003. Dr. Barrett has served as a general partner of New Enterprise Associates (NEA), a venture capital management firm, since September 2001. Dr. Barrett is currently on the boards of Eximias Pharmaceutical Corporation, GlycoMimetics, Inc., Inhibitex, Inc., MedImmune, Inc., Nucleonics, Inc., Peptimmune, Inc., Pharmion, Inc., Ruxton Pharmaceuticals, Sensors for Medicine and Science, Inc. and Targacept, Inc. Dr. Barrett served as Founder, Chairman and CEO of Sensors for Medicine and Science from 1997 until September 2001, where he remains Chairman. Prior to that, he was Chairman and CEO of Genetic Therapy (1987 — 1995), President and CEO of Life Technologies (1985 — 1987), and President and CEO of Bethesda Research Labs (1982 — 1983). Prior to 1982, Dr. Barrett worked in various divisions of SmithKline. Dr. Barrett received a Ph.D. in Biochemistry at the University of Tennessee, a Masters in Business Administration from the University of Santa Clara, and a Bachelor of Science in Chemistry from Boston College.

Name and Age	Business Experience and Other Directorships

Stanley C. Erck Age: 57	Mr. Erck has served as President, Chief Executive Officer and Director since May 2000. Mr. Erck has 30 years of management experience in healthcare and biotechnology. Mr. Erck has worked at Baxter International, Procept, and Integrated Genetics. Mr. Erck has a B.S. from the University of Illinois and an M.B.A. from the University of Chicago.

Directors with Terms Expiring in 2007
Jeff Himawan, Ph.D. Age: 40	Dr. Himawan has served as a Director since December 2002. Dr. Himawan has served as a Partner at Essex Woodlands Health Ventures, a healthcare-dedicated venture capital firm, from 2000 until the present. Dr. Himawan has been a Managing Director at Essex Woodlands since 2004 and currently serves on the Board of Directors of MediciNova, Light Sciences Oncology, Symphogen and Receptor Biologix. Prior to joining Essex Woodlands, Dr. Himawan was a co-founder and Managing Director of Seed-One Ventures, a venture capital firm that specializes in the initial formation, financing and early operational development of technology-based companies. At Seed-One, Dr. Himawan created and managed several early-stage companies including Elusys Therapeutics, a New Jersey-based biotechnology company. Prior to his experiences at Seed-One Ventures, Dr. Himawan was a bench scientist with basic research experience in both industrial and academic settings. Dr. Himawan holds a B.S. degree in biology from the Massachusetts Institute of Technology and obtained a Ph.D. degree in biological chemistry and molecular pharmacology from Harvard University.

Name and Age	Business Experience and Other Directorships

R. Gordon Douglas, M.D. Age: 71	Dr. Douglas has served as a Director since January 2003. Since May 1999 Dr. Douglas has served as a consultant to the Vaccine Research Center at the National Institute of Health and serves on the Boards of Directors of Advancis Pharmaceutical Corp., Vical, Inc., Elusys Therapeutics, Inc., VaxInnate, Inc., and the Aeras Global TB Vaccine Foundation. Dr. Douglas was President of Merck Vaccines, responsible for the research, development, manufacturing, and marketing of Merck’s vaccine products until May 1999. Prior to joining Merck in 1989, Dr. Douglas had a distinguished career as a physician and academician, specializing in infectious diseases. From 1982 to 1990, he was a Professor of Medicine and Chairman of the Department of Medicine at Cornell University Medical College and Physician in Chief of New York Hospital. He also served as Head of the Infectious Disease Unit at the University of Rochester School of Medicine. Dr. Douglas is a graduate of Princeton University and Cornell University Medical College. He received his medical staff training at New York Hospital and Johns Hopkins Hospital.

Directors with Terms Expiring in 2008
Richard Douglas, Ph.D. Age: 53	Dr. Douglas has served as a Director since January 2002. Dr. Douglas has over 25 years of biotechnology experience and he is currently Senior Vice President, Corporate Development of Genzyme Corporation. From 1989 until the present he has led the Corporate Development function at Genzyme Corporation, including being active in mergers & acquisitions, partnering, licensing and the evaluation of external opportunities. From 1982 until its merger with Genzyme Corporation in 1989, Dr. Douglas served in science and corporate development capacities at Integrated Genetics. Dr. Douglas was a postdoctoral fellow at the California Institute of Technology. He received a Ph.D. from the University of California (Berkeley) in biochemistry and a B.S. in chemistry from the University of Michigan.

Name and Age	Business Experience and Other Directorships

James Young, Ph.D. Age: 53	Dr. Young has served as a Director since December 2002. Dr. Young has over 30 years of experience in the fields of molecular genetics, microbiology, immunology, and pharmaceutical development. In December 2000, Dr. Young was promoted to the position of president, research and development, at MedImmune, Inc. Dr. Young joined MedImmune in 1989 as Vice President, Research and Development. In 1995, he was promoted to Senior Vice President and in 1999 he was promoted to Executive Vice President, Research and Development. Prior to MedImmune, from 1983 to 1989, Dr. Young was instrumental in building the department of molecular genetics at Smith Kline & French Laboratories culminating in the position of Director, department of molecular genetics. From 1978 to 1983, he was on the faculty of the department of microbiology at Mount Sinai School of Medicine in New York, NY. Dr. Young received his Bachelor of Science degrees in biology and general science from Villanova University in Villanova, PA, and his doctorate in microbiology and immunology from Baylor College of Medicine in Houston, TX.

Committees of the Board

We have three standing board committees: Audit, Compensation, and Corporate Governance. Our board of directors has adopted charters for the Audit, Compensation, and Corporate Governance committees, which are included as Appendix A, Appendix B and Appendix C, respectively, to this proxy statement.

Audit Committee.  Our audit committee is a standing committee of our board of directors and operates under a written charter adopted by our board of directors. Our audit committee consists of three “independent” directors: Gordon Douglas (Chair), Richard Douglas and Jeff Himawan. The board of directors has determined that Gordon Douglas is an “audit committee financial expert,” as defined by Item 401(h) of Regulation S-K of the Exchange Act. The audit committee reviews and monitors our accounting practices and financial statements; appoints, determines funding for and oversees our independent auditors; reviews the results and scope of audits; approves the retention of the independent auditors to perform any proposed permissible non-audit services; and reviews and evaluates our audit and control functions. The audit committee met seven times in 2005. For more information about our Audit Committee, please read the “Report of the Audit Committee.”

Compensation Committee.  Our compensation committee is a standing committee of our board of directors and operates under a written charter adopted by our board of directors. From January 1, 2005 to September 13, 2005, our compensation committee consisted of James Barrett, chair, Jesse Treu and James Young. From September 13, 2005 to November 17, 2005, our compensation committee consisted of James Barrett and James Young. Effective November 17, 2005, our compensation committee consists of three “independent” directors: James Barrett (Chair), Jeff Himawan and James Young. The compensation committee makes decisions and recommendations regarding salaries, benefits and incentive compensation for our directors and executive officers, and administers our incentive compensation and benefit plans. The compensation committee is responsible for reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers and evaluating the Chief Executive Officer’s and other executive officers’ performance in light of those goals and objectives. The compensation committee solicits input from our chief executive officer on the performance of other executive officers. Based on this evaluation, the compensation committee, either as a committee or together with the other independent directors of the board of directors, determines and approves the Chief Executive Officer’s and other executive officers’ compensation level. The compensation committee seeks to tie individual goals to the area of the executive officer’s primary responsibility, and these goals may include the achievement of specific research and development, financial or business development goals. The compensation committee seeks to set company performance goals that reach across all business areas and include achievements in research and development, finance/business development and corporate development. When determining bonus awards, the compensation committee assesses the executive officer’s success in meeting his individual goals and his individual contribution to achieving the company’s goals. In 2005, our compensation committee held three meetings and took two actions by unanimous written consent. For more information about our Compensation Committee, please read the “Compensation Committee Report on Executive Compensation.”

Corporate Governance Committee.  Our corporate governance committee is a standing committee of our board of directors and operates under a written charter adopted by our board of directors. Our corporate governance committee consists of three “independent” directors: James Barrett (Chair), Jeff Himawan and James Young. The corporate governance committee is authorized to identify individuals qualified to serve as members of our board of directors, recommend to the full board of directors potential director nominees, evaluate our board’s performance, develop and recommend to our board corporate governance guidelines and provide oversight with respect to corporate governance and ethical conduct. Our corporate governance committee became effective in 2006 immediately after the consummation of our initial public offering.

Consideration of Director Nominees

Our Corporate Governance Committee, acting in its capacity as our nominating committee, recommends candidates for nomination to the board of directors. The committee is responsible for reviewing with the board the appropriate personal characteristics and professional competencies preferred of board members who are expected to work together as a team to properly oversee our strategies and operations. In general, all directors are expected to possess certain personal characteristics necessary to create a highly functional and collegial board, which include strong personal and professional ethics, integrity and values; practical wisdom and mature judgment; an inquisitive and objective perspective; and time availability for performing the duties of a director.

In addition, the board as a group is expected to encompass a range of professional competencies relevant to overseeing our business. These professional competencies include accounting and financial literacy, industry knowledge, medical or scientific knowledge and management experience. Finally, candidates should be enthusiastic about service on our board and working collaboratively with existing board members to create value for all of our stockholders.

The Corporate Governance Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders because it does not believe such a policy is necessary given that no otherwise unaffiliated stockholder has ever recommended a director candidate. If the committee were to receive a recommendation for a director candidate from a stockholder, however, the committee expects that it would evaluate such a candidate using the criteria described above for evaluating director candidates brought to its attention through other channels.

Attendance at Board Meetings

The board of directors held seven meetings during 2005. Each director attended at least 75% of all meetings of the board. Each director attended at least 75% of all meetings of committees of the board on which he served, except for Gordon Douglas who attended less than 75% of Audit Committee meetings and James Young who attended less than 75% of Compensation Committee meetings.

Independent Directors

Our board of directors has determined that James Barrett, Gordon Douglas, Richard Douglas, Jeff Himawan and James Young are “independent” under the rules of The Nasdaq Stock Market.

Director Attendance at Annual Meetings

One of our corporate governance guidelines is that each director who is up for election at an annual meeting of stockholders or who has a term that continues after the meeting is expected to attend the annual meeting of stockholders. Our board of directors believes that such directors should miss annual stockholder meetings only for reasons that would justify absence from a regularly scheduled meeting of the board of directors. Three directors, James Barrett, Stanley Erck and Richard Douglas attended our 2005 annual stockholders meeting.

Stockholder Communications with the Board

Any stockholder who wishes to communicate with the board of directors may write to us at 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878 Attention: Chairman of the Board. Correspondence will initially be reviewed by the Company’s General Counsel or other members of management. After removing materials of a commercial nature, this individual will forward either a summary of the correspondence or a copy of the correspondence to the Chairman of the Board. At regular meetings of the board of directors, the Chairman of the Board will review significant correspondence received from stockholders.

Director Compensation

Employee directors do not receive any additional compensation for their services on the board. Non-employee directors are eligible to receive compensation from us for his or her services as a member of our board of directors or any of its standing committees. Each such non-employee director will be entitled to receive:

•	$20,000 Annual Retainer

•	$5,000 Fee for service as Audit Committee Chair

•	$1,000 Fee for service as Audit Committee Member

•	$2,500 Fee for service as Compensation Committee Chair

•	$1,000 Fee for service as Compensation Committee Member

•	$2,500 Fee for service as Corporate Governance Committee Chair

•	$1,000 Fee for service as Corporate Governance Committee Member

Our directors also receive reimbursement for reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

Stock Compensation

Under the option program for directors adopted by the board, our non-employee directors receive an option to purchase 10,000 shares of our common stock following each annual stockholders meeting, such options to vest as to 25% of the underlying shares on every anniversary thereafter and as to 100% of the underlying shares upon a change of control of our company.

STOCK PERFORMANCE

The following graph shows the cumulative total stockholder return on our common stock over the period from February 1, 2006 to February 28, 2006, as compared with that of the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Pharmaceuticals Index, based on an initial investment of $100 in each on February 1, 2006. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN OF IOMAI CORPORATION
NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX AND
AND NASDAQ PHARMACEUTICAL STOCKS INDEX

	2/1/2006	2/28/2006
Nasdaq US Index	$100	$99
Nasdaq Pharmaceutical Stocks Index	$100	$101
IOMI	$100	$77

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee Report set forth below describes the compensation philosophy applicable to our executive officers. Our compensation committee consists entirely of directors who are not officers or employees of Iomai.

General Philosophy

Our success in attaining our strategic goals depends on our ability to attract, motivate, and retain executive officers with the skill to execute on our business plans. We believe that a competitive compensation program is critical to these efforts. Our executive compensation package consists of base salary, an annual incentive bonus, and long term compensation in the form of stock options. The compensation committee places considerable emphasis on the annual incentive bonus and equity-based compensation components of the total compensation package. To attempt to ensure that our compensation arrangements are competitive, the compensation committee compares our compensation practices annually with those of other biotechnology companies which are of comparable size and stage of development. The compensation committee relies on published compensation survey data as well as data available in proxy statements in making these determinations, and will engage professional compensation experts as the need arises.

Base Salary

Base salary levels are designed to recognize an individual executive’s ongoing contribution, to reflect the individual executive’s experience and responsibilities, and to be competitive with market benchmarks. Increases in annual salaries are based on evaluation of skill, effectiveness, and leadership, and by comparing how an individual has performed essential job requirements against what was envisioned for the job. Salary adjustments are also based on general market compensation levels. The compensation committee does not use a specific formula based on these criteria but instead makes the evaluation of each executive officer’s contribution in light of all such criteria.

Annual Incentive Bonus

The compensation committee determines annual incentive bonuses based upon achievement of corporate objectives and individual performance goals. This, in turn, is expected to promote the interests of stockholders and enhance our ability to attract, motivate, and retain high performing executive officers. Target incentive awards typically range from 10-45% of an executive officer’s base salary. Funding for the target incentive awards is based on the extent to which we achieve a predetermined set of corporate objectives and milestones. Individual awards are adjusted to reflect the individual executive officer’s contribution to achieving these corporate objectives and milestones.

Stock Options

We grant stock options to executive officers under our 2005 Incentive Plan. Our stock option program is designed to directly align the long-term financial interests of our executive officers and our stockholders, to assist in the retention of executive officers by providing meaningful ownership interest in Iomai that vests over time, and to encourage our executive officers to think and act like owners of the business. We generally have four-year vesting terms and ten-year exercise periods for stock option grants. The per share exercise price for all stock options granted since our IPO equaled the fair market value of a share on the date of the grant. In determining the size of each annual executive grant, the compensation committee considers the position level, the degree to which the executive’s contributions impacted our results in the past year, the importance of the executive’s skills to our future success, the size of the executive’s current equity position, and competitive market benchmarks.

Chief Executive Officer Compensation

Mr. Erck is eligible to participate in the same executive compensation plans available to our other executive officers. In determining Mr. Erck’s compensation, the compensation committee applied the executive compensation philosophy described above. In 2006, we paid Mr. Erck an incentive bonus of $89,154 and granted him an option to purchase 250,000 shares of our common stock, for services performed in 2005. We also increased Mr. Erck’s salary to $346,710, plus travel reimbursement of $36,000, which will be grossed up to cover taxes. The compensation committee evaluated Mr. Erck’s performance by considering various factors, including the breadth of Mr. Erck’s responsibilities and our progress toward our goals and strategic milestones during 2005.

By the Compensation Committee,

James Barrett (Chair)
Jeff Himawan
James Young

EXECUTIVE COMPENSATION

Compensation of Our Executive Officers

The following table sets forth information regarding the compensation that we paid to our Chief Executive Officer and each of our other most highly compensated executive officers during the years ended December 31, 2005, 2004 and 2003. We refer to these officers in this document as the “named executive officers.”

	Annual Compensation
					Long-Term
					Compensation
					Securities
		Salary	Bonus	Other Annual	Underlying	All Other
Name and Principal Position	Year	($)	($)	Compensation(1)	Options	Compensation(2)

Stanley C. Erck	2005	$330,200	$89,154	$64,508 (3)	92,306	$6,300
Chief Executive Officer	2004	317,500	105,156	64,508	92,770	6,150
	2003	310,000	—	64,505	371,076	4,450
Gregory Glenn, M.D.	2005	279,100	54,425	—	46,156	6,300
Chief Scientific Officer	2004	268,300	60,528	—	73,846	6,150
	2003	262,000	15,800	—	295,384	5,895
Russell P. Wilson	2005	219,800	44,510	—	23,076	6,300
Chief Financial Officer	2004	199,800	49,570	—	16,875	5,994
	2003	195,100	13,200	—	67,502	5,770

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all of our salaried employees and certain perquisites and other personal benefits received which do not exceed the lesser of $50,000 or 10% of any named executive officer’s salary and bonus disclosed in this table.

(2)	Represents 401(k) matching contributions.

(3)	For Mr. Erck, this other annual compensation includes a $2,705 pre-paid annual premium on a life insurance policy and the remainder represents reimbursement of commuting expenses for Mr. Erck, grossed up to cover taxes.

2005 Option Grants

The following table provides summary information concerning the individual grants of stock options to each of our named executive officers for the fiscal year ended December 31, 2005. The exercise price per share was valued by our board of directors on the date of grant, and each option was issued at estimated fair market value on the date of grant based upon the purchase price paid by investors for shares of our preferred stock, taking into account the liquidation preferences and other rights, privileges and preferences associated with such preferred stock.

	Individual Grants				Potential Realizable
	Number of	Percentage of			Value at Assumed
	Shares	Total Options			Annual Rates of Stock
	Underlying	Granted to	Exercise		Price Appreciation
	Options	Employees in	Price per	Expiration	for Option Term
Name	Granted	2005	Share	Dates	5%	10%

Stanley C. Erck	92,306	22.1%	$0.91	2/17/2015	$968,499	$1,591,927
Chief Executive Officer
Gregory Glenn, M.D.	46,153	11.0%	0.91	2/17/2015	$484,249	$795,964
Chief Scientific Officer
Russell P. Wilson	23,076	5.5%	$0.91	2/17/2015	$242,119	$397,973
Chief Financial Officer

Each option represents the right to purchase one share of our common stock. These options generally become vested over four years. In 2005, we granted options to purchase an aggregate of 418,253 shares of our common stock to various employees.

The potential realizable value at assumed annual rates of stock price appreciation for the option term represents hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. SEC rules specify the 5% and 10% assumed annual rates of compounded stock price appreciation, which do not represent our estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of our common stock from the initial public offering price of $7.00 per share. Actual gains, if any, on stock option exercises depend on the future performance of our common stock and overall stock market conditions. The amounts reflected in the table above may not necessarily be achieved.

Option Exercises and Year-End Option Values

The following table sets forth the number and value of securities underlying options held as of December 31, 2005 by each of our named executive officers. Options shown as exercisable in the table below are immediately exercisable.

			Number of Shares		Value of Unexercised
	Number of		Underlying Unexercised		in-the-Money Options at
	Shares	Value	Options at Fiscal Year-End		Fiscal Year-End(1)
Name	Acquired	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Stanley C. Erck	—	$—	298,728	347,422	$2,091,096	$2,431,954
Chief Executive Officer
Gregory Glenn, M.D.	—	—	166,153	249,230	$1,163,071	$1,744,610
Chief Scientific Officer
Russell P. Wilson	—	—	53,203	69,869	$372,421	$489,083
Chief Financial Officer

(1)	These values have been calculated based on the initial public offering price of $7.00 per share, less the applicable exercise price per share, multiplied by the underlying shares, without taking into account any taxes that may be payable in connection with the transaction.

Employment Agreements and Change of Control Arrangements

We have entered into an employment agreement with Mr. Erck as of May 18, 2000, which, as amended, provides for his employment as President and Chief Executive Officer and a position on the board of directors for the term of the agreement. The agreement continues indefinitely until either party terminates Mr. Erck’s employment. Mr. Erck’s salary and bonus have been adjusted annually by our board of directors, and Mr. Erck earned a salary of $317,500 and a bonus of $105,156 for 2004 and a salary of $330,200 and a bonus of $89,154 for 2005. If there is a change of control as defined in the agreement and we terminate Mr. Erck without cause or if he terminates his employment for good reason, he is entitled to a cash payment equal to twice his then current annual base compensation plus the higher of his target incentive bonus for that year or his actual incentive bonus, as well as coverage under our medical plans for twelve months following the date of termination. In addition, any unvested options held by Mr. Erck shall immediately vest and become exercisable. Mr. Erck’s employment agreement also includes covenants relating to the protection of our confidential information, the assignment of inventions, restrictions on soliciting our employees and restrictions on competing with our business.

We have also entered into change of control agreements with Messrs. Glenn and Wilson as of December 1, 2005 that provide that if, after a change of control as defined in their respective agreements, such officer is terminated without cause or if such officer terminates his employment for good reason, each of them is entitled to a cash payment equal to his then current annual base salary plus the higher of his target incentive bonus for that year or his actual incentive bonus, as well as coverage under our medical plans for twelve months following the date of termination. In addition, any unvested employee stock options granted to either of them after their respective agreements became effective shall immediately vest and become exercisable. The definition of “change of control” for the purposes of these agreements includes, among other things, the acquisition by an individual, entity or group of 40% or more of either our then outstanding common stock or the combined voting power of our outstanding securities. These agreements also include covenants relating to the protection of our confidential information, the assignment of inventions and restrictions on soliciting our employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors consists entirely of independent directors who are not officers or employees of Iomai. The board of directors has adopted a written charter for the Audit Committee, the current version of which is attached to this proxy statement.

In the course of its oversight of our financial reporting process, the Audit Committee of the board of directors has (1) reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2005, (2) discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and (3) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and considered whether the provision of permissible nonaudit services by the auditors is compatible with maintaining their independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

By the Audit Committee,

R. Gordon Douglas (Chair)
Richard Douglas
Jeff Himawan

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2005, there has not been any transaction or series of transactions to which we were or are a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest except as set forth below:

PREFERRED STOCK

Sale of Series B preferred stock by Elan

On November 4, 2005, Elan International Services, Ltd., a wholly owned subsidiary of Elan, or EIS provided us and certain of the holders of our Series C Preferred Stock with notice that it entered into an agreement to transfer all 14,734,578 shares of our Series B Preferred Stock held by EIS. We and certain of the holders of our Series C Preferred Stock held a contractual right of first refusal with respect to this proposed sale of Series B Preferred Stock by EIS. We did not exercise our right of first refusal, but certain holders of more than five percent of our Series C Preferred Stock exercised their rights of first refusal to purchase the number of shares of Series B Preferred Stock in the table below at a purchase price of $0.2375 per share, or $3.0875 for each share of common stock into which a share of Series B Preferred Stock was converted in connection with our IPO. The purchase was completed on January 5, 2006. The total purchase price paid by all participating holders of our Series C Preferred Stock for all 14,734,578 shares of our Series B Preferred Stock sold by EIS was $3.5 million. This price had been negotiated by EIS and an unrelated third party in October 2005, and, under the terms of the Iomai Stockholders Agreement, dated December 4, 2002, EIS was required to offer these shares to certain holders of our Series C Preferred Stock at the same price. In conjunction with the consummation of our IPO, all shares of Series B Preferred Stock were converted into 1,133,424 shares of common stock.

Series B
Preferred
Investor	Stock

Entities affiliated with directors
Entities affiliated with New Enterprise Associates(1)	5,586,306
Essex Woodlands Health Ventures(2)	1,865,398
MedImmune Ventures, Inc.(3)	1,865,398
Five percent stockholders
Entities affiliated with Technology Partners	2,238,475
Entities affiliated with ProQuest	1,865,396

(1)	Dr. Barrett is a general partner of New Enterprise Associates.

(2)	Dr. Himawan is a managing director of Essex Woodlands Health Ventures.

(3)	Dr. Young is President, Research and Development at MedImmune, Inc.

OPTION GRANTS AND EXERCISES

As of December 31, 2005, we also have issued or sold the following securities to our executive officers and directors:

•	options to purchase 1,488,052 shares of our common stock at a weighted average exercise price per share of $1.01 to our executive officers and directors; and

•	an aggregate of 3,461 shares of our common stock to a director upon the exercise of stock options granted pursuant to our equity compensation plan, at an aggregate exercise price per share of $0.91.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of common stock as of February 28, 2006 by: (i) selected executive officers and all of our directors and (ii) any entity who, to our knowledge, owns 5% or more of the common stock on an as-converted basis. This table, however, does not include any shares of common stock that we may issue upon exercise of outstanding options to purchase common stock or warrants to purchase common stock. Unless otherwise indicated, the address for each of the following stockholders is c/o Iomai Corporation, 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878, telephone (301) 556-4500; facsimile (301) 556-4501.

Beneficial ownership is determined in accordance with the rules and regulations of the United States Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within sixty (60) days of February 28, 2006 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite that stockholders’ name.

	Number of Shares	Percent of Shares
	Beneficially	Beneficially
Name	Owned(1)	Owned

Directors and Executive Officers:
Stanley C. Erck(2)	437,766	2.5%
Gregory M. Glenn, M.D.(3)	382,737	2.2%
Russell P. Wilson(4)	80,451	*
M. James Barrett, Ph.D.(5)	3,707,286	21.9%
12321 Middlebrook Road, Suite 210 Germantown, MD 20875
R. Gordon Douglas, M.D.(6)	11,538	*
84 Old Black Point Road
Niantic, CT 06357
Richard Douglas, Ph.D.(7)	14,999	*
500 Kendall Street
Cambridge, MA 02142
Jeff Himawan, Ph.D.(8)	1,442,036	8.5%
435 Tasso Street
Palo Alto, CA 92612
James Young, Ph.D.(9)	1,013,465	6.0%
One MedImmune Way
Gaithersburg, MD 20878

	Number of Shares	Percent of Shares
	Beneficially	Beneficially
Name	Owned(1)	Owned

All directors and executive officers as a group (8 persons)	7,090,278	40.0%
Five percent stockholders:
Entities affiliated with New Enterprise Associates(5)	3,707,286	21.9%
1119 St. Paul Street
Baltimore, MD 21202
Entities affiliated with Domain Associates(10)	1,739,947	10.3%
One Palmer Square, Suite 515 Princeton, NJ 08542
Essex Woodlands Health Ventures(8)	1,442,036	8.5%
190 South LaSalle Street, Suite 2800 Chicago, IL 60603
MedImmune Ventures, Inc.(9)	1,013,465	6.0%
One MedImmune Way
Gaithersburg, MD 20878
Entities affiliated with Technology Partners(11)	1,358,472	8.0%
100 Shoreline Highway
Suite 282, Building B
Mill Valley, CA 94941
Entities affiliated with ProQuest(12)	1,013,464	6.0%
90 Nassau Street, 5th Floor Princeton, NJ 08542

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Options are calculated on an as exercised basis.

(2)	Includes 437,766 shares of common stock issuable to Mr. Erck upon the exercise of options vested as of 60 days following February 28, 2006.

(3)	Includes 112,738 shares of common stock held by Dr. Glenn and 269,999 shares of common stock issuable to Dr. Glenn upon exercise of options vested as of 60 days following February 28, 2006.

(4)	Includes 80,451 shares of common stock issuable to Mr. Wilson upon the exercise of options vested as of 60 days following February 28, 2006.

(5)	Includes 3,702,676 shares of common stock held by New Enterprise Associates 10, Limited Partnership, as well as 4,610 shares of common stock held by NEA Ventures 2002, Limited Partnership.

(6)	Includes 11,538 shares of common stock issuable to Dr. G. Douglas upon the exercise of options vested as of 60 days following February 28, 2006.

(7)	Includes 3,461 shares of common stock held by Dr. R. Douglas and 11,538 shares of common stock issuable to Dr. R. Douglas upon exercise of options vested as of 60 days following February 28, 2006.

(8)	Includes 1,442,036 shares of common stock held by Essex Woodlands Health Ventures V, L.P.

(9)	Includes 1,013,465 shares of common stock held by MedImmune Ventures, Inc.

(10)	Includes 1,699,794 shares of common stock held by Domain Partners V, L.P. and 40,153 shares of common stock held by DP V Associates, L.P.

(11)	Includes 380,524 shares of common stock held by Technology Partners Fund VI, L.P., 924,129 shares of common stock held by Technology Partners Fund VII, L.P., and 53,819 shares of common stock held by Technology Partners Affiliates VII, L.P.

(12)	Includes 989,649 shares of common stock held by ProQuest Investments II, L.P. and 23,815 shares of common stock held by ProQuest Investments II Advisors Fund, L.P.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and 10% stockholders are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. During our 2005 fiscal year, our directors, executive officers and 10% stockholders did not have to comply with Section 16(a) filing requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Ernst & Young LLP, an independent registered public accounting firm, has audited our accounts since 2001 and has been hired to conduct our quarterly review for 2006. Representatives of Ernst & Young LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

Audit Fees

Fees incurred by us for professional services rendered by Ernst & Young LLP for the audit of the annual consolidated financial statements, and of management’s assessment of, and the effective operation of, internal control over financial reporting, included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements for comfort letters, consents and review of registration statements were $58,000 for 2004 and $367,808 for 2005.

Audit-Related Fees

We paid no fees to Ernst & Young LLP for the audit-related services for 2004 and 2005.

Tax Fees

Fees paid to Ernst & Young LLP associated with tax compliance and tax consultation were $15,000 in 2004 and $17,600 for 2005.

All Other Fees

We paid no other fees to Ernst & Young LLP for 2004 and 2005.

The Audit Committee’s policy is to approve all audit and non-audit services provided by our independent auditor prior to the commencement of the services using a combination of pre-approvals for certain engagements up to predetermined dollar thresholds in accordance with the pre-approval policy and specific approvals for certain engagements on a case-by-case basis. The Audit Committee has delegated authority to the committee chair to pre-approve between committee meetings services that have not already been pre-approved by the committee. The chair is required to report any such pre-approval decisions to the full committee at its next scheduled meeting. In 2004 and 2005, 100% of the audit-related, tax and other fees described above were approved by the Audit Committee.

STOCKHOLDER PROPOSALS

Assuming our 2007 Annual Meeting of Stockholders is not more than 30 days before or 30 days after May 16, 2007, if you wish to bring business before the 2007 Annual Meeting, you must give us written notice by March 2, 2007 (the date 75 days before the anniversary of the 2006 Annual Meeting).

If you intend to bring such a proposal at the 2007 Annual Meeting, and you would like us to consider the inclusion of your proposal in our proxy statement for the meeting, you must provide us written notice of such proposal prior to December 29, 2006.

Notices of stockholder proposals should be delivered in writing to Chairman of the Board, Iomai Corporation, 20 Firstfield Road, Suite 250, Gaithersburg, Maryland 20878.

OTHER MATTERS

The board of directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

APPENDIX A

Charter of the Audit Committee of the
Board of Directors of Iomai Corporation (the “Company”)

Purpose

The principal purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements, including by reviewing the financial reports and other financial information provided by the Company, the Company’s disclosure controls and procedures and internal accounting and financial controls, and the annual independent audit process.

In discharging its oversight role, the Committee is granted the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage independent counsel and other advisers, as it determines necessary to carry out it duties. The Committee also is authorized to approve the use of Company funds to the extent it deems such expenditures necessary or appropriate in carrying out the responsibilities of the Committee.

The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. In this connection, the Committee, as a committee of the Board, shall be directly responsible for the appointment (and where appropriate, replacement), compensation, retention and oversight of the work of the outside auditor in preparing or issuing an audit report or related work, including resolving any disagreements between management and the outside auditor regarding financial reporting. The Committee shall receive direct reports from the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor and for approving all auditing services and permitted non-audit services provided by the outside auditor.

This Charter shall be reviewed for adequacy on an annual basis by the Committee.

Membership

The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition will meet The NASDAQ Stock Market audit committee requirements. Accordingly, all of the members will be directors:

•	Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company;

•	Who do not receive any consulting, advisory or other compensatory fee from the Company, other than in the member’s capacity as a member of the Board or any of its committees;

•	Who are not an “affiliated person” (as defined by applicable law or regulation) of the Company or any subsidiary, other than as a member of the Board or any of its committees; and

•	Who are financially literate.

In addition, at least one member of the Committee will be an “audit committee financial expert” (as that term is defined by the Securities and Exchange Commission (the “SEC”)).

Key Responsibilities

The Committee’s role is one of oversight, and it is recognized that the Company’s management is responsible for preparing the Company’s financial statements and that the outside auditor is responsible for auditing those financial statements.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. The functions are set forth as a guide and may be varied from time to time as appropriate under the circumstances.

•	The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company’s Annual Report on Form 10-K and the annual report to stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (“SAS No. 61”).

•	As a whole, or through the Committee chair, the Committee shall review with the outside auditor, prior to filing with the SEC, the Company’s interim financial information to be included in the Company’s Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61.

•	The Committee shall periodically discuss with management and the outside auditor the quality and adequacy of the Company’s internal controls and internal auditing procedures, including any significant deficiencies in the design or operation of those controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and discuss with the outside auditor how the Company’s financial systems and controls compare with industry practices.

•	The Committee shall periodically review with management and the outside auditor the quality, as well as acceptability, of the Company’s accounting policies, and discuss with the outside auditor how the Company’s accounting policies compare with those in the industry and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative disclosures and treatments and the treatment preferred by the outside auditor.

•	The Committee shall periodically discuss with the outside auditor whether all material correcting adjustments identified by the outside auditor in accordance with generally accepted accounting principles and the rules of the SEC are reflected in the Company’s financial statements.

•	The Committee shall review with management and the outside auditor any material financial or other arrangements of the Company which do not appear on the Company’s financial statements and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.

•	The Committee shall review with management and the outside auditor the Company’s critical accounting policies and practices.

•	The Committee shall review with the outside auditor all material communications between the outside auditor and management, such as any management letter or schedule of unadjusted differences.

•	The Committee shall request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1 and such other requirements as may be established by the Public Company Accounting Oversight Board, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor’s independence, and take appropriate action regarding the independence of the outside auditor.

•	The Committee shall approve the engagement of the outside auditor and shall approve, in advance, all audit services and all permitted non-audit services to be provided to the Company by the outside auditor.

•	The Committee shall recommend to the Board whether, based on the reviews and discussions referred to above, the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•	The Committee shall approve a code of ethics, as required by rules of the SEC, for senior financial officers and such other employees and agents of the Company as it determines.

•	The Committee shall review and approve each related-party transaction except to the extent the Board has delegated to another independent committee oversight of a particular transaction.

Complaint Procedures

Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration. In this connection, the Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

APPENDIX B

Charter of the Compensation Committee of the
Board of Directors of Iomai Corporation (the “Company”)

Organization

There shall be a committee of the Board of Directors (the “Board”) to be known as the compensation committee (the “Committee”). The Committee shall be composed of at least two directors who shall satisfy the independence requirements of The NASDAQ Stock Market and be appointed by the Board on the recommendation of the Corporate Governance Committee. In addition, each member of the Committee shall qualify as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and shall be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

In order to fulfill its role, the Committee shall be organized and governed in the following manner:

•	Committee members will be appointed and removed by the Board on the recommendation of the Corporate Governance Committee;

•	Action may be taken by the Committee (or any subcommittee of the Committee) upon the affirmative vote of a majority of the members of the Committee (or subcommittee);

•	Any member of the Committee may call a meeting of the Committee upon due notice to each other member at least forty-eight hours prior to the meeting (provided that participation in any meeting shall be deemed to constitute waiver of any deficiency in such notice);

•	Action may be taken by the Committee without a meeting if all of the members of the Committee indicate their approval thereof in writing; and

•	The Committee shall have the authority to delegate to subcommittees of the Committee any of the responsibilities of the full Committee.

Statement of Purpose

The Committee shall discharge the Board’s responsibilities relating to the compensation of the Company’s executives and prepare an annual report on executive compensation for inclusion in the Company’s annual proxy statement.

Duties and Responsibilities

The responsibilities of the Committee include the following:

•	Review and approve corporate goals and objectives relevant to executive officer compensation, evaluate the performance of executive officers in light of those goals and objectives and determine the compensation of executive officers based on this evaluation;

•	Make recommendations to the Board regarding the adoption of new incentive compensation plans and equity-based plans and administer the Company’s existing incentive compensation plans and equity-based plans, including reviewing and approving stock option grants;

•	Review the Company’s policies concerning perquisites provided to the Company’s executive officers, including benefits provided upon retirement or other termination of employment;

•	Make recommendations to the Board regarding compensation of members of the Board and Board committees;

•	Review and assess the adequacy of this charter and submit any changes to the Board for approval;

B-1

•	Annually perform an evaluation of the performance of the Committee and report to the Board on the results of such evaluation; and

•	Review such other matters as the Board or the Committee shall deem appropriate.

In carrying out these responsibilities, the Compensation Committee should balance (1) the Company’s interest in conserving cash and preventing stockholder dilution and (2) the Company’s interest in using compensation to attract, retain and motivate management. In reconciling these competing concerns, the Compensation Committee should act in what it believes to be the long-term best interests of the Company and its stockholders. The Compensation Committee will deliberate and vote on the Chief Executive Officer’s compensation outside the presence of the Chief Executive Officer.

Powers of the Compensation Committee

In order to fulfill its role, the Committee shall have the following powers:

•	The Committee shall have authority to adopt, amend or terminate compensation plans applicable to any class of employees of the Company; provided that no adoption, amendment or termination of any compensation plan under which stock may be issued or in which a member of the Board may be a participant shall be effective unless the same shall be approved by the Board and, to the extent required by law or the rules of The NASDAQ Stock Market, by the stockholders; provided, further, that no adoption, amendment or termination of any compensation plan may be made that violates this or any other committee charter of the Company; and

•	The Committee shall have the authority to retain and terminate outside firms to assist in the assessment of executive officer compensation, and have the authority to approve the firm’s fees and other retention terms. The Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors and to authorize payment of such advisors with Company funds.

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APPENDIX C

Charter of the Corporate Governance Committee of the
Board of Directors of Iomai Corporation (the “Company”)

Function

The Corporate Governance Committee (the “Committee”) shall, among other things, review and recommend policies to the Board of Directors of the Company (the “Board”) regarding Board procedures and the process for annual evaluations of the performance of the Board, the Chairman of the Board and the CEO; and serve as the Company’s nominating committee to recommend a slate of director nominees to be proposed by the Board to the stockholders (and recommend any director nominees to be elected by the Board to fill interim vacancies) and to recommend directors for membership on Board committees. If a director believes that a significant issue exists that implicates corporate governance at the Company, that director should promptly bring such issue directly to the attention of the Committee; absent unusual circumstances, discussion with the Committee should occur prior to raising the matter with other directors or members of management.

Organization and Governance

The Committee shall consist of not less than two members appointed by the Board who shall satisfy the independence requirements of the Nasdaq Stock Market. In order to fulfill its role, the Committee shall be organized and governed in the following manner:

•	Committee members will be appointed and removed by the Board;

•	Action may be taken by the Committee (or any subcommittee of the Committee) upon the affirmative vote of a majority of the members of the Committee (or subcommittee); provided, however, at any time the Committee consists of two members, if one member recuses himself or herself due to a potential conflict of interest, action may be taken by the other member;

•	Any member of the Committee may call a meeting of the Committee upon due notice to each other member at least forty-eight hours prior to the meeting (provided that participation in any meeting shall be deemed to constitute waiver of any deficiency in such notice);

•	Action may be taken by the Committee without a meeting if all of the members of the Committee indicate their approval thereof in writing; and

•	The Committee shall have the authority to delegate to subcommittees of the Committee any responsibilities of the full Committee.

Management Oversight

The Committee shall oversee the maintenance and presentation to the Board of management’s plans for succession to senior management positions in the Company, including the position of Chief Executive Officer.

Other

The Committee shall:

•	Review and assess the adequacy of this charter and submit any changes to the Board for approval;

•	Annually perform an evaluation of the performance of the Committee and report to the Board on the results of such evaluation;

•	Annually evaluate the Company’s Code of Business Conduct and Ethics and, if appropriate, recommend changes to that code.

•	Review such other matters as the Board or the Committee shall deem appropriate.

Powers of the Corporate Governance Committee

In order to fulfill its role, the Committee shall have the authority to retain and terminate search firms to assist in the identification of director candidates, and have the authority to approve any search firm’s fees and other retention terms. The Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors and to authorize payment of such advisors with Company funds.

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FORM OF PROXY CARD
IOMAI CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 16, 2006
     The undersigned stockholder of Iomai Corporation (the “Company”) hereby appoints Stanley Erck and Russell Wilson, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 16, 2006, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
PLEASE SIGN AND MAIL THIS PROXY TODAY
(Continued and to be signed on reverse side.)

(REVERSE SIDE OF PROXY CARD)
Please date, sign and mail your
proxy card back as soon as possible!
Annual Meeting of Stockholders
IOMAI CORPORATION
May 16, 2006
☒ Please mark your votes as in this example

		FOR all nominees	WITHHELD from all nominees	Nominees:	M. James Barrett
1.	Proposal to elect directors	☐	☐		Stanley C. Erck

For, except withheld from the following nominee(s):

SIGNATURE	DATE	SIGNATURE (IF HELD JOINTLY)	DATE
Note: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.